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                                                                       EXHIBIT 5


     [TRENAM, KEMKER, SCHARF, BARKIN, FRYE, O'NEILL & MULLIS LETTERHEAD]



                                July 3, 1997



Securities and Exchange Commission
450 5th Street, N.W.
Judiciary Plaza
Washington, DC  20549

                  Re:      JLM Industries, Inc.
                           Registration Statement on Form S-1
                           File No. 333-27843

Ladies and Gentlemen:

         We have represented JLM Industries, Inc. (the "Company") in connection with the Company's Registration Statement on Form S-1 (File No. 333-27843), as amended (the "Registration Statement") relating to the proposed public offering (the "Offering") by the Company of up to 2,501,000 shares of the Company's Common Stock (the "Company Shares") and by John L. Macdonald of 144,000 shares of the Company's Common Stock (the "Selling Stockholder's Shares"). This opinion is being provided as Exhibit 5 to the Registration Statement.

         In our capacity as counsel to the Company in connection with the Registration Statement and the Offering, we have examined and are familiar with:
(1) the Company's Restated Certificate of Incorporation and Bylaws as currently in effect, (2) the Registration Statement and (3) such other corporate records and documents and instruments as in our opinion are necessary or relevant as the basis for the opinions expressed below.

         As to various questions of fact material to our opinion, we have relied without independent investigation on statements or certificates of officials and representatives of the Company, the Department of State of the State of Delaware and others. In all such examinations, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or other exact copies.

         We express no opinion as to the law of any jurisdiction other than of the General Corporation Law of Delaware and the Federal laws of the United States of America.

         Based upon and in reliance on the foregoing, we are of the opinion that:


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SECURITIES AND EXCHANGE COMMISSION                                  JULY 3, 1997
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         1.       The Company is a duly organized and existing corporation
under the laws of the State of Delaware and its status is active.

         2.       When the following events shall have occurred:

                  a. the Registration Statement shall have become effective in accordance with the Securities Act of 1933, as amended;

                  b. the shares of Common Stock shall have been offered and sold as provided in the Registration Statement and the consideration specified in the Registration Statement shall have been received; and

                  c. the certificates representing the Company Shares shall have been duly executed, counter-signed and issued by or on behalf of the Company,

the Company Shares when so offered and sold in the Offering will be duly authorized, validly issued, fully paid and non-assessable shares of the capital stock of the Company and the Selling Stockholder's Shares when so offered and sold in the Offering will continue to be duly authorized, validly issued and fully paid and nonassessable shares of the capital stock of the Company.

         This firm hereby consents to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to it under the heading "Legal Matters."

                                            Sincerely,

                                            TRENAM, KEMKER, SCHARF, BARKIN,
                                            FRYE, O'NEILL & MULLIS,
                                             Professional Association

                                            By: /s/ Richard M. Leisner
                                               ---------------------------------
                                                Richard M. Leisner